UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 6, 2008

Willow Financial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 South Warner Road, Suite 300, Wayne, Pennsylvania		19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 995-1700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           On May 6, 2008, Willow Financial Bancorp, Inc. (the “Company”) reassigned Joseph T. Crowley, who formerly served as Chief Financial Officer of the Company and Willow Financial Bank, the Company’s wholly owned subsidiary (the “Bank”), to the position of Senior Vice President.  Neil Kalani, who serves as the Chief Accounting Officer of the Company and the Bank, has assumed the additional duties of principal financial officer.

(c)           As of May 6, 2008, Neil Kalani, the Chief Accounting Officer of the Company and the Bank, assumed the additional duties of principal financial officer.  For additional information regarding Mr. Kalani, reference is made to page 6 of the Company’s definitive proxy statement, dated October 10, 2007 (which is available on the SEC’s website, SEC file number 0-49706), under the heading “Information with Respect to Nominees for Director, Continuing Directors and Executive Officers - Executive Officers Who Are Not Directors,” which is incorporated herein by reference.

(d)           Not applicable.

(e)           On May 6, 2008, the Company, the Bank and Joseph T. Crowley entered into an amendment to Mr. Crowley’s Amended and Restated Employment Agreement reflecting that Mr. Crowley is no longer serving as the Chief Financial Officer of the Company and the Bank (“Amendment”).  A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(f)           Not applicable.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is included with this Report.

Exhibit No.	Description
10.1	Amendment No. 1 to the Amended and Restated Employment Agreement, between Willow Financial Bancorp, Inc., Willow Financial Bank and Joseph T. Crowley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLOW FINANCIAL BANCORP, INC.

Date: May 6, 2008	/s/Donna M. Coughey
By:	Donna M. Coughey
President and Chief Executive Officer